Exhibit 99.1




Name and address of each other reporting person:

Supernova Management LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois 60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Kintera Inc. [KNTA]

Date of Event Requiring Statement: 05/02/08




Supernova Management LLC



By: /s/ Alec N. Litowitz
   -----------------------------------
Name:  Alec N. Litowitz, its Manager
Date:  May 19, 2008


Alec N. Litowitz
c/o Magnetar Financial LLC
1603 Orrington Avenue
13th Floor
Evanston, Illinois  60201

Designated Filer:  Magnetar Capital Partners LP
Issuer & Ticker Symbol:  Kintera Inc. [KNTA]

Date of Event Requiring Statement: 05/02/08



Alec N. Litowitz


 /s/ Alec N. Litowitz
--------------------------------------
Date:  May 19, 2008